Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Fourth Quarter, Full Year 2023 Results and
Initiates 2024 Guidance

Philadelphia, PA, January 31, 2024 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and twelve-month periods ended December 31, 2023.
Management Comments
“We accomplished or exceeded many of our 2023 business plan objectives including our same store results and rental rate mark-to-markets,” stated Jerry Sweeney, President and Chief Executive Officer of Brandywine Realty Trust.  “In addition to our operating metrics, we were able to contain our capital costs resulting in lower capital costs as a percentage of new lease revenue and better than forecasted cash flow.  Our liquidity position is in excellent shape with no borrowings on our $600 million unsecured line of credit and 96% of our wholly-owned debt is fixed.  Other than our October 2024 bond maturity, we have no other bond maturities until 2027.  Looking forward, we are introducing our 2024 FFO guidance range of $0.90 to $1.00 per diluted share which is impacted by higher anticipated refinancing interest costs and costs related to our multi-family development projects entering their lease-up phase.”
Fourth Quarter Highlights
Financial Results
•Net loss available to common shareholders: $(157.4) million, or $(0.91) per share. These results include a $(152.6) million, or $(0.89) per share, non-cash impairment charge related to four wholly-owned operating properties located in the metropolitan D.C. area and our unconsolidated joint ventures.
•Funds from Operations (FFO) available to common shareholders: $47.2 million, or $0.27 per diluted share.
Portfolio Results
•Operating Portfolio: 88.0% occupied and 89.6% leased.
•New and Renewal Leases Signed: 240,000 square feet in the fourth quarter and 1,517,000 square feet for the full year 2023 in our wholly-owned portfolio and including our joint ventures totaled 552,000 square feet in the fourth quarter and 2,746,000 square feet for the full year 2023.
•Rental Rate Growth: 13.4% on an accrual basis and 7.5% on a cash basis.
•Tenant Retention Ratio: 45% in fourth quarter and 49% for 2023.
•Same Store Results: Increased 1.2% on an accrual basis and 8.3% on a cash basis.
Transaction Activity
Disposition Activity
•On October 31, 2023, we sold a retail property, located at 200 North Radnor Chester Road in Radnor, Pennsylvania for a gross sales price of $14.2 million or $794 per square foot. We received net cash proceeds of $13.8 million and recorded a gain of $7.7 million during the fourth quarter of 2023.

•On December 1, 2023, we sold an office property, located at 8521 Leesburg Pike in Vienna, Virginia for a gross sales price of $11.0 million or $73 per square foot. We received net cash proceeds of $10.2 million. Prior to the sale, we recognized an impairment loss of $12.3 million on the property based upon the executed purchase and sale agreement during the fourth quarter of 2023.

•We owned an option to purchase 50 acres of land located at 15000 Roosevelt Blvd in Philadelphia, Pennsylvania. During December 2023, we sold that option for a gross sales price of $9.6 million and received net cash proceeds of $8.7 million and recorded income of $4.0 million during the fourth quarter of 2023.

Finance Activity
•During December 2023, we repurchased $10.0 million of our outstanding unsecured notes due 2024 at a price of $98.6 and paid accrued interest of $0.1 million. As a result of the repurchase, we recorded a gain from the early extinguishment of debt of $0.1 million.
•We had no outstanding balance on our $600.0 million unsecured revolving credit facility as of December 31, 2023.
•We had $58.3 million of cash and cash equivalents on-hand as of December 31, 2023.
Results for the Three and Twelve-Month Periods Ended December 31, 2023
Net loss available to common shareholders totaled $(157.4) million or $(0.91) per share in the fourth quarter of 2023 compared to a net income of $29.5 million or $0.17 per diluted share in the fourth quarter of 2022. Our 2023 results include a $(152.6) million or $(0.89) per share, non-cash impairment charge related to four wholly-owned operating properties and unconsolidated joint ventures.
FFO available to common shareholders and units in the fourth quarter of 2023 totaled $47.2 million or $0.27 per diluted share versus $55.7 million or $0.32 per diluted share in the fourth quarter of 2022. Our fourth quarter 2023 FFO payout ratio ($0.15 common share distribution / $0.27 FFO per diluted share) was 55.6%.
Net loss totaled $(197.4) million or $(1.15) per share for the twelve months of 2023 compared to net income of $53.4 million allocated to common shares or $0.31 per diluted share in the twelve months of 2022. Our 2023 results include non-cash impairment charges totaling $(168.7) million or $(0.98) per share, related to our wholly-owned operating properties and unconsolidated joint ventures.
FFO available to common shareholders and units for the year ended 2023 totaled $198.3 million, or $1.15 per diluted share compared to $238.2 million, or $1.38 per diluted share for the year ended 2022. Our 2023 FFO payout ratio ($0.72 common share distribution / $1.15 FFO per diluted share) was 62.6%.
Operating and Leasing Activity
In the fourth quarter of 2023, our Net Operating Income (NOI), excluding termination fees, bad debt expense and other income items increased 1.2% on an accrual basis and increased 8.3% on a cash basis for our 68 same store properties, which were 88.0% and 90.3% occupied on December 31, 2023 and 2022, respectively.
We leased approximately 240,000 square feet and we commenced occupancy on 209,000 square feet during the fourth quarter of 2023. The fourth quarter occupancy activity includes 86,000 square feet of renewals, 88,000 square feet of new leases and 35,000 square feet of tenant expansions. We have an additional 195,000 square feet of executed new leases scheduled to commence subsequent to December 31, 2023.
We experienced 45% tenant retention ratio in our core portfolio with net negative absorption of (63,000) square feet during the fourth quarter of 2023. Fourth quarter rental rate growth increased 13.4% as our renewal rental rates increased 5.9% and our new lease/expansion rental rates increased 24.6%, all on an accrual basis.
For the year, our 2023 leasing activity totaled approximately 1,517,000 square feet and commenced occupancy on 767,000 square feet. Our 2023 occupancy activity includes 424,000 of renewals, 242,000 of new leases and 101,000 square feet of tenant expansions.
At December 31, 2023, our operating portfolio of 69 properties comprising 12.7 million square feet was 88.0% occupied and we are now 89.6% leased (reflecting executed leases commencing after December 31, 2023).
Distributions
On December 5, 2023, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on January 18, 2024 to shareholders of record as of January 4, 2024.

2024 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are providing our 2024 loss per share guidance of $(0.36) - $(0.26) per share and 2024 FFO guidance of $0.90 - $1.00 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2024 FFO and earnings per diluted share:

Guidance for 2024		Range

Loss per diluted share allocated to common shareholders	$(0.36)	to	$(0.26)
Plus: real estate depreciation, amortization	1.26		1.26

FFO per diluted share	$0.90	to	$1.00

Our 2024 FFO key assumptions include:
•Year-end Core Occupancy Range: 87-88%;
•Year-end Core Leased Range: 88-89%;
•Rental Rate Growth (accrual): 11-13%;
•Rental Rate Growth (cash): 0-2%;
•Same Store (accrual) NOI Growth Range: (1)-1%;
•Same Store (cash) NOI Growth Range: 1-3%;
•Speculative Revenue Target: $24.0 - $25.0 million, $19.3 million achieved;
•Tenant Retention Rate Range: 51-53%;
•Property Acquisition Activity: None;
•Property Sales Activity (excluding land): $80 - $100 million;
•Joint Venture Activity: None;
•Development Starts: None;
•Financing Activity: Refinance our unsecured bonds due October 2024 ($340 million outstanding);
•Share Buyback Activity: None; and
•Annual earnings and FFO per diluted share based on 174.0 million fully diluted weighted average common shares.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia and Austin markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 158 properties and 22.4 million square feet as of December 31, 2023 which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast
We will release our fourth quarter earnings after the market close on Wednesday January 31, 2024, and will hold our fourth quarter conference call on Thursday February 1, 2024 at 9:00 a.m. Eastern Time. To access the conference call by phone, please visit this link here, and you will be provided with dial in details.
A live webcast of the conference call will also be available on the Investor Relations page of our website at www.brandywinerealty.com.

Looking Ahead – First Quarter 2024 Conference Call
We anticipate we will release our first quarter 2024 earnings on Wednesday, April 17, 2024, after the market close and will host our first quarter 2024 conference call on Thursday, April 18, 2024 at 9:00 a.m. Eastern Time. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2024 guidance and the progress of our projects under development, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. Such risks, uncertainties and contingencies include, among others: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations and cash flows and those of our tenants as well as on the economy and real estate and financial markets; reduced demand for office space and pricing pressures, including from competitors, that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital or that delay receipt of our planned debt financings and refinancings; the effect of inflation and interest rate fluctuations, including on the costs of our planned debt financings and refinancings; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and our ability to obtain adequate insurance, including coverage for terrorist acts; additional asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; and costs and disruptions as the result of a cybersecurity incident or other technology disruption. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2022. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Net Operating Income (NOI)
NOI (accrual basis) is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.
Core Portfolio
Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development, re-entitlement or recently completed and not stabilized.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share data)

	December 31, 2023	December 31, 2022
ASSETS
Real estate investments:
Operating properties	$3,542,232	$3,617,240
Accumulated depreciation	(1,131,792)	(1,063,060)
Right of use asset - operating leases, net	19,031	19,664
Operating real estate investments, net	2,429,471	2,573,844
Construction-in-progress	135,529	218,869
Land held for development	82,510	76,499
Prepaid leasehold interests in land held for development, net	27,762	35,576
Total real estate investments, net	2,675,272	2,904,788
Cash and cash equivalents	58,319	17,551
Restricted cash and escrows	9,215	—
Accounts receivable	11,977	11,003
Accrued rent receivable, net of allowance of $2,672 and $3,947 as of December 31, 2023 and December 31, 2022, respectively	186,708	179,771
Investment in unconsolidated real estate ventures	601,227	567,635
Deferred costs, net	95,984	96,639
Intangible assets, net	7,694	18,451
Other assets	86,051	78,667
Total assets	$3,732,447	$3,874,505
LIABILITIES AND BENEFICIARIES' EQUITY
Secured term loan, net	$255,671	$—
Unsecured credit facility	—	88,500
Unsecured term loan, net	318,499	248,168
Unsecured senior notes, net	1,564,662	1,628,370
Accounts payable and accrued expenses	123,825	132,440
Distributions payable	26,017	32,792
Deferred income, gains and rent	24,248	25,082
Intangible liabilities, net	8,270	10,322
Lease liability - operating leases	23,369	23,166
Other liabilities	63,729	52,331
Total liabilities	$2,408,290	$2,241,171
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 172,097,661 and 171,569,807 issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	1,719	1,716
Additional paid-in-capital	3,163,949	3,153,229
Deferred compensation payable in common shares	19,965	19,601
Common shares in grantor trust, 1,194,127 and 1,179,643 issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	(19,965)	(19,601)
Cumulative earnings	979,406	1,176,195
Accumulated other comprehensive income (loss)	(668)	3,897
Cumulative distributions	(2,827,022)	(2,709,405)
Total Brandywine Realty Trust's equity	1,317,384	1,625,632
Noncontrolling interests	6,773	7,702
Total beneficiaries' equity	$1,324,157	$1,633,334
Total liabilities and beneficiaries' equity	$3,732,447	$3,874,505

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue
Rents	$119,207	$120,572	$479,849	$470,851
Third party management fees, labor reimbursement and leasing	5,635	6,228	24,417	24,132
Other	5,328	2,184	10,385	11,117
Total revenue	130,170	128,984	514,651	506,100
Operating expenses
Property operating expenses	33,277	32,926	129,885	130,209
Real estate taxes	10,993	13,773	49,974	53,645
Third party management expenses	2,424	2,649	10,088	10,547
Depreciation and amortization	47,152	45,109	188,797	177,984
General and administrative expenses	7,951	9,114	34,862	35,006
Provision for impairment	115,439	4,663	131,573	4,663
Total operating expenses	217,236	108,234	545,179	412,054
Gain on sale of real estate
Net gain on disposition of real estate	7,736	8,864	7,736	17,677
Net gain on sale of undepreciated real estate	430	—	1,211	8,007
Total gain on sale of real estate	8,166	8,864	8,947	25,684
Operating income (loss)	(78,900)	29,614	(21,581)	119,730
Other income (expense):
Interest and investment income	353	518	1,671	1,905
Interest expense	(24,779)	(19,620)	(95,456)	(68,764)
Interest expense - amortization of deferred financing costs	(1,118)	(832)	(4,369)	(3,091)
Equity in loss of unconsolidated real estate ventures	(53,411)	(6,212)	(77,915)	(22,016)
Net gain on real estate venture transactions	—	26,718	181	26,718
Gain (loss) on early extinguishment of debt	138	(435)	138	(435)
Net income (loss) before income taxes	(157,717)	29,751	(197,331)	54,047
Income tax benefit (provision)	(37)	11	(72)	(55)
Net income (loss)	(157,754)	29,762	(197,403)	53,992
Net (income) loss attributable to noncontrolling interests	474	(109)	614	(168)
Net income (loss) attributable to Brandywine Realty Trust	(157,280)	29,653	(196,789)	53,824
Nonforfeitable dividends allocated to unvested restricted shareholders	(134)	(105)	(567)	(456)
Net income (loss) attributable to Common Shareholders of Brandywine Realty Trust	$(157,414)	$29,548	$(197,356)	$53,368
Basic income (loss) per Common Share	$(0.91)	$0.17	$(1.15)	$0.31
Diluted income (loss) per Common Share	$(0.91)	$0.17	$(1.15)	$0.31
Basic weighted average shares outstanding	172,097,661	171,569,807	171,959,210	171,491,369
Diluted weighted average shares outstanding	172,097,661	171,994,374	171,959,210	172,325,646

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of Net Income to Funds from Operations:
Net income (loss) attributable to common shareholders	$(157,414)	$29,548	$(197,356)	$53,368
Add (deduct):
Net income (loss) attributable to noncontrolling interests - LP units	(473)	106	(592)	170
Nonforfeitable dividends allocated to unvested restricted shareholders	134	105	567	456
Net gain on real estate venture transactions	—	(26,718)	(181)	(26,718)
Net gain on disposition of real estate	(7,736)	(8,864)	(7,736)	(17,677)
Provision for impairment	115,439	4,663	131,573	4,663
Company's share of impairment of an unconsolidated real estate venture	37,175	—	37,175	—
Depreciation and amortization:
Real property	40,971	38,138	159,213	149,026
Leasing costs including acquired intangibles	5,294	6,154	26,131	25,989
Company’s share of unconsolidated real estate ventures	14,016	12,741	50,565	49,743
Partners’ share of consolidated real estate ventures	(4)	(4)	(20)	(18)
Funds from operations	$47,402	$55,869	$199,339	$239,002
Funds from operations allocable to unvested restricted shareholders	(163)	(180)	(1,043)	(770)
Funds from operations available to common share and unit holders (FFO)	$47,239	$55,689	$198,296	$238,232
FFO per share - fully diluted	$0.27	$0.32	$1.15	$1.38
Weighted-average shares/units outstanding — fully diluted (a)	173,347,951	172,510,841	173,046,299	172,870,758
Distributions paid per common share	$0.15	$0.19	$0.72	$0.76
FFO payout ratio (distributions paid per common share/FFO per diluted share)	55.6%	59.4%	62.6%	55.1%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 4th QUARTER
(unaudited and in thousands)

Of the 72 properties owned by the Company as of December 31, 2023, a total of 68 properties ("Same Store Properties") containing an aggregate of 12,430 million net rentable square feet were owned for the entire three months ended December 31, 2023 and 2022. As of December 31, 2023, two properties were recently completed/acquired, and two properties were in development/redevelopment. Average occupancy for the Same Store Properties was 88.0% and 90.3% during the three-month periods ended December 31, 2023 and 2022, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended December 31,
	2023	2022
Revenue
Rents	$110,209	$112,098
Other	323	235
Total revenue	110,532	112,333
Operating expenses
Property operating expenses	30,932	30,921
Real estate taxes	10,816	12,648
Net operating income	$68,784	$68,764
Net operating income - percentage change over prior year	—%
Net operating income, excluding other items	$68,851	$68,056
Net operating income, excluding other items - percentage change over prior year	1.2%
Net operating income	$68,784	$68,764
Straight line rents & other	(239)	(4,564)
Above/below market rent amortization	(264)	(286)
Amortization of tenant inducements	132	131
Non-cash ground rent expense	249	253
Cash - Net operating income	$68,662	$64,298
Cash - Net operating income - percentage change over prior year	6.8%
Cash - Net operating income, excluding other items	$68,204	$62,967
Cash - Net operating income, excluding other items - percentage change over prior year	8.3%
	Three Months Ended December 31,
	2023	2022
Net income (loss):	$(157,754)	$29,762
Add/(deduct):
Interest income	(353)	(518)
Interest expense	24,779	19,620
Interest expense - amortization of deferred financing costs	1,118	832
Equity in loss of unconsolidated real estate ventures	53,411	6,212
Net gain on real estate venture transactions	—	(26,718)
Net gain on disposition of real estate	(7,736)	(8,864)
Net gain on sale of undepreciated real estate	(430)	—
Gain (loss) on early extinguishment of debt	(138)	435
Depreciation and amortization	47,152	45,109
General & administrative expenses	7,951	9,114
Income tax provision (benefit)	37	(11)
Provision for impairment	115,439	4,663
Consolidated net operating income	83,476	79,636
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(14,692)	(10,872)
Same store net operating income	$68,784	$68,764

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – TWELVE MONTHS
(unaudited and in thousands)

Of the 72 properties owned by the Company as of December 31, 2023, a total of 67 properties ("Same Store Properties") containing an aggregate of 12,224 million net rentable square feet were owned for the entire twelve months ended December 31, 2023 and 2022. As of December 31, 2023, three properties were recently completed/acquired, and two properties were in development/redevelopment. Average occupancy for the Same Store Properties was 87.8% and 90.8% during the twelve-month periods ended December 31, 2023 and 2022, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Year Ended December 31,
	2023	2022
Revenue
Rents	$428,944	$429,599
Other	1,090	1,034
Total revenue	430,034	430,633
Operating expenses
Property operating expenses	114,706	114,780
Real estate taxes	44,646	47,102
Net operating income	$270,682	$268,751
Net operating income - percentage change over prior year	0.7%
Net operating income, excluding other items	$270,876	$265,478
Net operating income, excluding other items - percentage change over prior year	2.0%
Net operating income	$270,682	$268,751
Straight line rents & other	(4,278)	(12,333)
Above/below market rent amortization	(1,102)	(1,348)
Amortization of tenant inducements	559	544
Non-cash ground rent expense	790	805
Cash - Net operating income	$266,651	$256,419
Cash - Net operating income - percentage change over prior year	4.0%
Cash - Net operating income, excluding other items	$264,198	$250,577
Cash - Net operating income, excluding other items - percentage change over prior year	5.4%
	Year Ended December 31,
	2023	2022
Net income (loss):	$(197,403)	$53,992
Add/(deduct):
Interest income	(1,671)	(1,905)
Interest expense	95,456	68,764
Interest expense - amortization of deferred financing costs	4,369	3,091
Equity in loss of unconsolidated real estate ventures	77,915	22,016
Net gain on real estate venture transactions	(181)	(26,718)
Net gain on disposition of real estate	(7,736)	(17,677)
Net gain on sale of undepreciated real estate	(1,211)	(8,007)
Gain (loss) on early extinguishment of debt	(138)	435
Depreciation and amortization	188,797	177,984
General & administrative expenses	34,862	35,006
Income tax provision	72	55
Provision for impairment	131,573	4,663
Consolidated net operating income	324,704	311,699
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(54,022)	(42,948)
Same store net operating income	$270,682	$268,751